Exhibit 12.3

Certification by the Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Xiao Wen “Samantha” Huang, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Zeta Network Group (the “Company”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 5, 2026

By:	/s/ Xiao Wen “Samantha” Huang
Name:	Xiao Wen “Samantha” Huang
Title:	Chief Executive Officer